UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 28, 2005
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, acquired the following properties on the dates indicated below:

Cinemark 12 – Silverlake; Pearland, Texas

On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 39,081 of gross leasable square feet.  This property competes with five (5) other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc., a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc., to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., holding title to the property for approximately $9.2 million.  This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc.  Inland American Acquisitions, Inc. repaid this loan using the proceeds from the assignment.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements, ProForma Financial Information and Exhibits

(a)

Financial Statements

Audited financial statements were filed for Cinemark 12 – Silverlake as part of the Newquest Properties Portfolio in Form 8-K/A dated October 13. 2005 which was filed on December 27, 2005 in accordance with Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	January 4, 2006